Exhibit 99.1

NEWS RELEASE

CONTACT:
Jean Fontana
646-277-1214
(Jean.Fontana@icrinc.com)

Stage Stores Reports First Quarter Results and
Reaffirms Fiscal Year 2019 Guidance

HOUSTON, TX, May 23, 2019 - Stage Stores, Inc. (NYSE: SSI) today reported results for the first quarter ended May 4, 2019 and reaffirmed guidance for fiscal year 2019. For the first quarter, comparable sales decreased 3.1%. Net loss was $47.5 million, and EBITDA adjusted for impairments was a loss of $27.5 million.

“Our key growth strategies of off-price conversions and department store home growth contributed to flat comparable sales for the combined March and April period, following a double-digit decline in February,” commented Michael Glazer, Chief Executive Officer. “First quarter results included more than 500 basis points of comparable sales benefit from off-price conversions and home expansions, and a $25 million improvement in cash flow compared to 2018. That said, our first quarter results were impacted by a weak performance in women’s sportswear and by expected interruptions and up-front investments associated with the implementation of our strategies. These disruptions included temporary store closings in preparation for off-price conversion, and changing department store layouts in conjunction with expanding the home assortment. We continue to be thrilled with the results of our 46 off-price conversion stores, including the 37 stores completed in March 2019. Notably, sales in the small mid-west market stores, which make up the majority of our off-price conversions, more than doubled in the first quarter versus the prior year sales. Additionally, our home expansion strategy was fully rolled out to department stores by the end of March and performance exceeded our expectations.”

Michael Glazer continued, “We are very pleased with the results of our strategy to pivot from a department store that was overly dependent on apparel to a retailer that provides our guests with greater value, a broader assortment of merchandise categories, and the shopping experience that she is seeking.   With the significant disruptions of the first quarter behind us, we expect the momentum to build as more department stores are converted to off-price and the importance of the home and gift category increases in the holiday season.  Thus, we remain confident that our strategies for long-term growth will contribute meaningfully to our fiscal 2019 results, and we expect to meet our guidance and deliver positive cash flow for the year.  We are reaffirming our annual guidance range of +3% to +5% comparable sales, which includes approximately 85 off-price conversions, and $10 million to $15 million of EBITDA adjusted for impairments.”

First Quarter Results
First quarter 2019 results compared to first quarter 2018 results were as follows:

•	Net sales were $328 million compared to $344 million

•	Comparable sales decreased 3.1% for total company, with off-price conversions benefiting comp by 240 basis points

•	Net loss was $47.5 million compared to net loss of $31.7 million

•	Loss per share was $1.67 compared to loss per share of $1.14

•	EBITDA adjusted for impairments was a loss of $27.5 million compared to a loss of $14.1 million

2019 Guidance
For 2019, the company reaffirmed the following annual guidance:

•	Net sales between $1,590 million and $1,620 million

•	Comparable sales increase of 3% to 5%

•	EBITDA adjusted for impairments between $10 million and $15 million

•	Net loss between $65 million and $60 million, and tax rate of 0%

•	Loss per share between $2.25 and $2.10

•	Convert approximately 85 department stores to Gordmans off-price stores, and close 40 to 60 department stores

•	Capital expenditures of $30 million to $35 million

Lease Accounting
On February 3, 2019, we adopted ASU No. 2016-02, Leases, which resulted in a significant increase in our reported assets and liabilities associated with our leases. The recognition of rent expense and payments associated with these lease assets and liabilities will not result in material differences to operating income or cash flows compared to the previous accounting rules. The adoption of the new accounting standard will not impact our credit facility covenants. The company applied the new standard prospectively with a cumulative adjustment to retained earnings of $5.8 million in the first quarter of fiscal 2019.

Conference Call / Webcast Information
The company will post a pre-recorded conference call today at 8:30 a.m. Eastern Time to discuss its results and guidance. Interested parties may access the company’s call by dialing 866-393-5631 and providing conference ID 5595707. Alternatively, interested parties may listen to an audio webcast of the call through the Investor Relations section of the company’s website (corporate.stage.com) under the “Webcasts” caption. A replay of the call will be available online through July 5, 2019.

About Stage Stores
Stage Stores, Inc. is a leading retailer of trend-right, name-brand values for apparel, accessories, cosmetics, footwear and home goods.  As of May 23, 2019, the company operates in 42 states through 685 BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES and STAGE specialty department stores, and 105 GORDMANS off-price stores, as well as an e-commerce website at www.stage.com. For more information about Stage Stores, visit the company’s website at corporate.stage.com.

Use of Non-GAAP / Adjusted Financial Measures
The company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures help to facilitate comparisons of company operating performance across periods. This release includes earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA adjusted for impairments, which are non-GAAP financial measures. A reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures is provided in a table included with this release.

Caution Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are based upon management’s then-current views and assumptions regarding future events and operating performance. Although management believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge, forward-looking statements involve risks, uncertainties and other factors which may materially affect the company’s business, financial condition, results of operations or liquidity.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, economic conditions, cost and availability of goods, inability to successfully execute strategic initiatives, competitive pressures, economic pressures on the company and its customers, freight costs, the risks discussed in the Risk Factors section of the company’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”), and other factors discussed from time to time in the company’s other SEC filings. This release should be read in conjunction with such filings, and you should consider all of such risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the company makes on related subjects in its public announcements and SEC filings.

(Tables to follow)

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	May 4, 2019		May 5, 2018
	Amount	% to Sales (a)	Amount	% to Sales (a)
Net sales	$327,721	100.0%	$344,229	100.0%
Credit income	13,108	4.0%	15,514	4.5%
Total revenues	340,829	104.0%	359,743	104.5%
Cost of sales and related buying, occupancy and distribution expenses	277,599	84.7%	281,741	81.8%
Selling, general and administrative expenses	106,576	32.5%	107,277	31.2%
Interest expense	3,994	1.2%	2,253	0.7%
Loss before income tax	(47,340)	(14.4)%	(31,528)	(9.2)%
Income tax expense	150	—%	150	—%
Net loss	$(47,490)	(14.5)%	$(31,678)	(9.2)%

Loss per share:
Basic	$(1.67)		$(1.14)
Diluted	$(1.67)		$(1.14)

Weighted average shares outstanding:
Basic	28,441		27,765
Diluted	28,441		27,765

(a) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(Unaudited)

	May 4, 2019	February 2, 2019	May 5, 2018
ASSETS
Cash and cash equivalents	$22,793	$15,830	$29,091
Merchandise inventories, net	472,000	424,555	477,562
Prepaid expenses and other current assets	43,817	52,518	48,762
Total current assets	538,610	492,903	555,415

Property, equipment and leasehold improvements, net	211,849	224,803	244,214
Long-term right-of-use asset	331,124	—	—
Intangible assets	2,225	2,225	17,135
Other non-current assets, net	22,690	24,230	23,715
Total assets	$1,106,498	$744,161	$840,479

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$121,347	$106,825	$128,883
Current portion of debt obligations	5,590	4,812	2,896
Current portion of lease liability	74,791	—	—
Accrued expenses and other current liabilities	73,822	65,715	64,617
Total current liabilities	275,550	177,352	196,396

Long-term debt obligations	306,699	250,294	265,469
Long-term lease liability	289,154	—	—
Other long-term liabilities	32,750	61,990	66,029
Total liabilities	904,153	489,636	527,894

Commitments and contingencies

Common stock, par value $0.01, 100,000 shares authorized, 33,805, 33,469 and 33,111 shares issued, respectively	338	335	331
Additional paid-in capital	424,407	423,535	420,091
Treasury stock, at cost, 5,175 shares, respectively	(43,552)	(43,579)	(43,339)
Accumulated other comprehensive loss	(5,687)	(5,857)	(4,978)
Accumulated deficit	(173,161)	(119,909)	(59,520)
Total stockholders' equity	202,345	254,525	312,585
Total liabilities and stockholders' equity	$1,106,498	$744,161	$840,479

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	May 4, 2019	May 5, 2018
Cash flows from operating activities:
Net loss	$(47,490)	$(31,678)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of long-lived assets	15,344	15,151
Impairment of long-lived assets	519	—
Gain on retirements of property, equipment and leasehold improvements	(678)	(30)
Operating lease asset amortization	17,588	—
Stock-based compensation expense	949	1,558
Amortization of debt issuance costs	170	74
Deferred compensation obligation	(27)	41
Amortization of employee benefit related costs	170	199
Construction allowances from landlords	1,867	—
Other changes in operating assets and liabilities:
Increase in merchandise inventories	(47,445)	(39,185)
Decrease in other assets	14,252	4,303
Decrease in operating lease liabilities	(18,838)	—
Increase (decrease) in accounts payable and other liabilities	26,551	(19,088)
Net cash used in operating activities	(37,068)	(68,655)

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(13,774)	(6,930)
Proceeds from insurance and disposal of assets	678	45
Net cash used in investing activities	(13,096)	(6,885)

Cash flows from financing activities:
Proceeds from revolving credit facility borrowings	149,411	164,071
Payments of revolving credit facility borrowings	(91,756)	(78,310)
Payments of long-term debt obligations	(472)	(731)
Payments of debt issuance costs	(36)	—
Payments for stock related compensation	(20)	(204)
Cash dividends paid	—	(1,445)
Net cash provided by financing activities	57,127	83,381
Net increase in cash and cash equivalents	6,963	7,841

Cash and cash equivalents:
Beginning of period	15,830	21,250
End of period	$22,793	$29,091

Stage Stores, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

The following tables reconcile earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA adjusted for impairments, non-GAAP financial measures, to the most directly comparable GAAP measure, net loss.

First quarter 2019 compared to first quarter 2018 (amounts in thousands):

	Three Months Ended
	May 4, 2019	May 5, 2018
Net loss (GAAP)	$(47,490)	$(31,678)
Interest expense	3,994	2,253
Income tax expense	150	150
Depreciation and amortization	15,344	15,151
EBITDA (non-GAAP)	(28,002)	(14,124)
Impairment of long-lived assets	519	—
EBITDA adjusted for impairments (non-GAAP)	$(27,483)	$(14,124)

Fiscal 2019 guidance range (amounts in millions):

	Fiscal 2019
	Low	High
Net loss (GAAP)	$(65)	$(60)
Interest expense	16	16
Income tax expense	1	1
Depreciation and amortization	58	58
EBITDA (non-GAAP)	10	15
Impairment of long-lived assets	—	—
EBITDA adjusted for impairments (non-GAAP)	$10	$15